UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2014

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 6, 2014, American Superconductor Corporation (the “Company”) announced its financial results for the third quarter ended December 31, 2013 of the Company’s fiscal year 2013. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On February 4, 2014, the Company entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle the previously disclosed stockholder derivative actions In re American Superconductor Corporation Derivative Litigation, Docket No. 1:11-cv-10784-WGY, filed in the United States District Court for the District of Massachusetts (the “Court”), In re American Superconductor Corporation Shareholder Derivative Litigation, Docket No. 11-1961, filed in Superior Court for the Commonwealth of Massachusetts, and Krasnoff v. Budhraja, et al., Docket No. 7171 filed in the Court of Chancery for the State of Delaware (together, the “Derivative Actions”). The Derivative Actions named certain current and former directors and officers of the Company as defendants. The factual allegations in the lawsuits mirrored those in the previously disclosed putative securities class action consolidated complaint, Lenartz v. American Superconductor Corporation, et al., Docket No. 1:11-cv-10582-WGY. The claims were for breach of fiduciary duty, abuse of control, gross mismanagement, unjust enrichment and corporate waste. The current and former directors and officers named as individual defendants have denied expressly and continue to deny each and all of the claims and contentions alleged against them, and neither the individual defendants nor the Company have admitted any fault, wrongdoing or concession of liability in connection with the terms of the Stipulation. The Stipulation will be filed with the Court within five business days of February 4, 2014.

The Stipulation provides for, among other things, (a) a release of all claims relating to the Derivative Actions for the Company, the individual defendants, who are all current or former officers and directors of the Company, and the plaintiffs; (b) a requirement that the Company pay to plaintiffs’ counsel $475,000.00 for fees and expenses, which will be fully funded by the Company’s insurers; and (c) certain additions to the Company’s corporate governance policies, many of which have already been implemented.

The Stipulation remains subject to preliminary and final court approval and certain other conditions, including notice to stockholders. At this time, there can be no assurance that the Stipulation will receive the required approvals or that the settlement will become final.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by American Superconductor Corporation on February 6, 2014 (furnished, not “filed,” for purposes of Section 18 of the Exchange Act).

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s expectation concerning the settlement of the Derivative Actions, preliminary and final court approval of the Stipulation, and the release of the claims asserted under the Derivative Actions in the Court and the Court of Chancery for the State of Delaware, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Actual results may differ materially from what management currently expects because of many risks and uncertainties, including the failure to meet the conditions to effect the settlement, that the Stipulation will receive the required court and other approvals or that the Stipulation will become final. These and the important factors discussed in the “Risk Factors” section of the Company’s most recent quarterly or annual report filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. In addition, any forward-looking statements included in this report represent the Company’s expectations as of the date of this report. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: February 6, 2014	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by American Superconductor Corporation on February 6, 2014 (furnished, not “filed,” for purposes of Section 18 of the Exchange Act).

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